FOR IMMEDIATE RELEASE

Contact:

Aircastle Limited

Julia Hallisey

Tel: 1-203-504-1063

Aircastle Files Registration Statement for Follow-On Offering of Primary and

Secondary Common Shares

Stamford, CT. September 26, 2007 – Aircastle Limited (NYSE: AYR) today announced that it filed a shelf registration statement on Form S-3 on which common shares may be offered by the Company from time to time. The Company also announced today that it is commencing a follow-on public offering of 10,000,000 primary common shares and certain funds managed by affiliates of Fortress Investment Group LLC will be offering 10,000,000 secondary common shares. Upon completion of the offering, these funds will continue to own approximately 39% of the total shares outstanding of the Company. In connection with the offering, the Company has granted the underwriters of the offering an option to purchase up to 1,000,000 additional common shares, and the selling funds have granted the underwriters the option to purchase an additional 1,000,000 common shares, which will be sold on a pro rata basis to cover over-allotments.

Proceeds received by the Company from this offering are intended to be used to repay amounts outstanding under Aircastle’s credit facilities and for other general corporate purposes.

JPMorgan, Bear, Stearns & Co. Inc., and Citi are acting as joint book-running managers and as representatives for the underwriters of this offering.

When available, copies of the prospectus and the prospectus supplement related to the proposed offering may be obtained from the prospectus departments of: JPMorgan, located at National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245; Bear, Stearns & Co. Inc., located at 383 Madison Avenue, New York, New York 10179 Attn: Prospectus Department; and Citi, located at Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About Aircastle Limited

Aircastle Limited is a global company that acquires and leases high-utility commercial jet aircraft to airlines throughout the world. As of September 24, 2007, Aircastle had acquired and committed to acquire aviation assets having an aggregate purchase price equal to $3.3 billion and $2.3 billion, respectively, for a total of approximately $5.6 billion.

Forward Looking Language

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements regarding the closing of the offering, the anticipated issuance of shares by Aircastle Limited and other statements that are not historical facts. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “target(s),” “project(s),” “believe(s),” “seek(s),” “estimate(s)” and similar expressions are intended to identify such forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements; Aircastle Limited can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Aircastle Limited’s expectations include, but are not limited to, (a) customary closing conditions and (b) such other risk factors as may be discussed in the final prospectus relating to the offering and subsequent reports filed with the Securities and Exchange Commission. Such forward-looking statements speak only as of the date of this press release. Aircastle Limited expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Aircastle Limited’s expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.